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DMC GLOBAL APPOINTS JAY DOUBMAN TO BOARD OF DIRECTORS

BROOMFIELD, Colo. – June 26, 2025 – DMC Global Inc. (Nasdaq: BOOM) today announced its board of directors has elected John R. “Jay” Doubman as an independent director. Mr. Doubman joins the DMC board with more than 30 years of global leadership experience in the industrial, building products and specialty chemicals sectors.

Mr. Doubman currently serves as chief executive officer and board member at ICP Group, a leading manufacturer of specialty coatings, adhesives and sealants serving the construction industry. Under his leadership, the company has executed a successful turnaround strategy and restructured its operations to drive growth and operational excellence.

Prior to ICP, Mr. Doubman held senior executive roles at several industrial and building products businesses, including Ecore International, Cabot Corporation and CertainTeed Corporation. Mr. Doubman’s background includes extensive experience in corporate strategy, mergers and acquisitions, international operations and corporate governance.

“We are pleased to welcome Jay to DMC’s board of directors,” said James O’Leary, executive chairman, president and CEO of DMC Global. “Jay’s extensive operational expertise, strategic insight, and proven ability to lead complex, global businesses make him a valuable addition to our board. His experience in building and industrial products aligns well with DMC’s diversified industrial portfolio and growth objectives.”

“I’m honored to join the DMC board,” said Mr. Doubman. “The Company has built a portfolio of differentiated, industry-leading businesses, and I look forward to working with my fellow directors and the management team to help guide DMC’s future growth and success.”

Mr. Doubman earned a Master of Business Administration with distinction from the Wharton School of the University of Pennsylvania and holds a Bachelor of Science in Mechanical Engineering from Bucknell University.

About DMC Global
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. DMC’s businesses are led by experienced, strategically focused management teams, which are supported with business resources and capital allocation expertise to advance their operating strategies and generate the greatest returns. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: www.dmcglobal.com.

Safe Harbor Language
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, DMC’s plans for future growth. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of DMC’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect DMC and its financial results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within DMC’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that DMC has filed with, or furnished to, the U.S. Securities and Exchange Commission. DMC does not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.